UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2018

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36730	27-3403111
(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604-1547

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Letter Agreement with Jason Meggs, Chief Financial Officer

The Board of Directors (the “Board”) of Syneos Health, Inc. (the “Company”) appointed Jason Meggs as Chief Financial Officer of the Company effective May 6, 2018.

Mr. Meggs was serving as Executive Vice President and Interim Chief Financial Officer since February 21, 2018, and has been the Company’s principal financial officer and principal accounting officer since that time.

In connection with his appointment, the Company entered into a letter agreement effective May 6, 2018 with Mr. Meggs (the “Letter Agreement”) that, among other things, modified his employment agreement as follows: (i) increased his annual base salary to $475,000, (ii) increased his annual target bonus opportunity to 70% of his base salary, and (iii) included him as a participant in the Company’s Executive Severance Plan, as adopted by the Board on September 15, 2016.

The Company intends to file a copy of the Letter Agreement as an exhibit to the Company’s next regularly scheduled quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date: May 8, 2018	/s/ Purvesh D. Patel
	Name:	Purvesh D. Patel
	Title:	Executive Vice President and Interim General Counsel and Corporate Secretary